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Exhibit 23.1






                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wang Laboratories, Inc. for the registration of 30,864 shares of its common stock and to the incorporation by reference therein of our report dated August 13, 1997, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


Boston, Massachusetts

February 9, 1998